                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 1, 2005

                              WCA Waste Corporation
             (Exact name of registrant as specified in its charter)

          Delaware                       000-50808               20-0829917
-------------------------------       ---------------       --------------------
(State or other jurisdiction of        (Commission             (IRS Employer
        incorporation)                 File Number)         Identification No.)

   One Riverway, Suite 1400
        Houston, Texas                                          77056
----------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (713) 292-2400

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                EXPLANATORY NOTE

      This Form 8-K/A is filed as an amendment ("Amendment No. 1") to the Current Report on Form 8-K filed by WCA Waste Corporation ("WCA") under Items 2.01, 2.03, 3.02 and 9.01 on April 6, 2005 (the "Initial 8-K"). Amendment No. 1
is being filed to include the financial information required under Item 9.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

      As previously reported in the Initial 8-K, on April 1, 2005, WCA, WCA of North Carolina, L.P., a subsidiary of WCA ("WCA NC"), and WCA of Wake County, L.P. consummated the acquisition of the membership interests of Material Recovery, LLC, Material Reclamation, LLC, MRR of High Point, LLC and MRR Wake Transfer Station (collectively, "MRR") pursuant to a Membership Interest Purchase Agreement (the "Acquisition"). Pursuant to the Acquisition, WCA acquired two construction and demolition landfill operations, one in High Point, North Carolina and one in Wake County, North Carolina, one material recovery facility in High Point, North Carolina, and two transfer stations (one combined with a material recovery facility) in Wake County, North Carolina. The Acquisition expanded WCA's presence into the Raleigh/Durham, North Carolina and Winston-Salem/Greensboro, North Carolina market areas.

      The purchase price for the membership interests of the Acquired Companies was approximately $40.0 million, including $1.0 million for MRR's working capital and $0.3 million in transaction costs. WCA will pay (i) up to an additional $1.5 million as an earn-out payment upon the achievement of certain quarterly revenue targets over a two-year period for the High Point landfill (or upon the opening of other construction and demolition landfills in the vicinity) and (ii) an additional $1.5 million if WCA NC acquires a site in Guilford County or Forsyth County, North Carolina, that is permitted as a transfer station or material recovery facility within three years of the closing date. These earn-out amounts are payable 50% in cash and 50% in WCA common stock, although either party may elect to pay or receive, as applicable, cash in lieu of shares of WCA common stock. The number of shares to be delivered upon payment of the earn-out amounts, if any, shall be determined by dividing the portion of the payment to be paid in WCA common stock by the average closing price per share on each of the ten business days immediately preceding the date of the event triggering the earn-out payment.

ITEM 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

      The Audited Consolidated Financial Statements of Material Recovery, LLC and certain affiliates ("MRR") as of and for the year ended December 31, 2004, are attached hereto as Annex II.

      The Unaudited Consolidated Statements of Income and Cash Flows of MRR for the three months ended March 31, 2005 and 2004, and the Unaudited Consolidated Balance Sheet of MRR as of March 31, 2005, are attached hereto as Annex III.

(b) Pro Forma Financial Information.

      Pro forma financial information of the Company as of December 31, 2004 and March 31, 2005 is attached hereto as Annex I.

(c) Exhibits.

Exhibit No.                              Description
-----------     --------------------------------------------------------------
2.1 * + **      Membership Interest Purchase Agreement, dated effective
                January 14, 2005, between WCA of North Carolina, L.P., MRR

                Southern, LLC, Material Recovery, LLC, Material Reclamation,
                LLC, MRR of High Point, LLC, MRR Wake Transfer Station, LLC,
                WCA Waste Corporation, F. Norbert Hector, Jr., D.H. Griffin,
                Paul M. Givens, Edward I. Weisiger, Jr. and David Griffin,
                Jr. (incorporated by reference to Exhibit 2.4 to WCA's
                Annual Report on Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2005).

2.2 **          First Amendment to Membership Interest Purchase Agreement, dated
                March 30, 2005, between WCA of North Carolina, L.P., MRR
                Southern, LLC, WCA Waste Corporation and WCA of Wake County,
                L.P. (incorporated by reference to Exhibit 2.2 to WCA's
                Quarterly Report on Form 10-Q (File No. 000-50808) filed with the SEC on May 13, 2005).

99.1 **         WCA Waste Corporation Press Release, dated April 1, 2005
                (incorporated by reference to Exhibit 99.1 to WCA's Current
                Report on Form 8-K (File No. 000-50808) filed with the SEC on
                April 6, 2005).

* Confidential treatment has been requested with respect to certain information contained in this agreement.

+ Pursuant to Item 601(b)(2) of Regulation S-K, WCA agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

** Previously filed.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 WCA Waste Corporation

Date: June 14, 2005                          By: /s/ Charles A. Casalinova
                                                   ----------------------------
                                                   Senior Vice President and
                                                   Chief Financial Officer

                                                                         ANNEX I

      The following unaudited pro forma consolidated financial statements as of March 31, 2005, and for the year ended December 31, 2004 and the three-month period ended March 31, 2005, illustrate the effect of the acquisition of Material Recovery, LLC and certain affiliates ("MRR"), as described in Note 1 to the unaudited pro forma financial statements. The unaudited pro forma consolidated balance sheet as of March 31, 2005, has been prepared assuming that the acquisition was consummated as of March 31, 2005. The unaudited pro forma consolidated statements of income for the year ended December 31, 2004 and three-month period ended March 31, 2005, have been prepared assuming that the transaction was consummated as of January 1, 2004 and 2005, respectively.

      The historical results of our operations have been derived from our consolidated financial statements. The historical results of MRR have been derived from MRR's consolidated financial statements.

      MRR's operations include two construction and demolition landfill operations, two material recovery facilities, and two transfer stations. One landfill began operating in October 2003 and the other began operating in February 2004. At the time of their opening, limited volume of waste was being received and therefore the historical results of operations do not reflect the level of activity that was in effect at the time of the acquisition nor have any pro forma adjustments been made to reflect such current or anticipated future volume levels.

      The pro forma adjustments and the resulting unaudited pro forma financial statements are based upon available information and certain assumptions and estimates as described in the Notes to the Unaudited Pro Forma Financial Statements. A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments reflected in the pro forma information are preliminary and have been made solely for the purposes of developing such information. As indicated in Note 3.(B) to the proforma financial statements, consistent with the Company's accounting policy, the majority of the purchase price was allocated to the landfills. The unaudited pro forma financial statements and the notes thereto should be read in conjunction with our and MRR's historical consolidated financial statements.

      The unaudited pro forma consolidated statements of income do not include and they do not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred at the beginning of the periods presented, in such statements or the results that may be obtained in the future.

                              WCA Waste Corporation
                 Unaudited Pro Forma Consolidated Balance Sheet
                              As of March 31, 2005
                                 (In thousands)

                                                       WCA          MRR         Pro Forma
                                                    Historical   Historical    Adjustments          Total
                                                    ----------   ----------    -----------       -----------
              ASSETS

Cash..........................................      $      887   $      233    $    39,996 (A)
                                                                                      (233)(B)
                                                                                   (39,996)(B)   $       887
Accounts Receivable, Net......................          10,146          979           (979)(B)
                                                                                       993 (B)        11,139
Prepaid and Other Current Assets..............           4,602            -                            4,602
                                                    ----------   ----------                      -----------
Total Current Assets..........................          15,635        1,212                           16,628

Property and Equipment, Net...................         101,808       15,136        (15,128)(B)
                                                                                    39,003 (B)       140,819

Goodwill, Net.................................          48,848            -                           48,848
Intangible Assets, Net........................           3,663            -                            3,663
Cost Incurred on Possible Acquisitions........           2,323            -         (1,802)(A)           521
Deferred Financing Costs, Net.................           2,997           19            (19)(B)         2,997
Deferred Tax Assets...........................           2,096            -                            2,096
Other Assets..................................           2,654            -                            2,654
                                                    ----------   ----------                      -----------
Total Assets..................................      $  180,024   $   16,367                      $   218,226
                                                    ==========   ==========                      ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable..............................      $    5,816   $       30    $       (30)(B)   $     5,816
Accrued Liabilities...........................           4,982           33            (33)(B)         4,982
Accrued Closure and Post-closure
  Liabilities.................................             444            -                              444
Note Payable..................................           1,262            -                            1,262
Current Portion of Long-term Debt.............           1,328        2,077         (2,077)(B)         1,328
                                                    ----------   ----------                      -----------
Total Current Liabilities.....................          13,832        2,140                           13,832

Long-term Debt, Less Current Maturities                                             38,194 (A)
  and Discount................................          83,789        9,187         (9,187)(B)       121,983
Accrued Closure and Post-closure
  Liabilities.................................           1,884            8                            1,892
                                                    ----------   ----------                      -----------
Total Liabilities.............................          99,505       11,335                          137,707

Common Stock..................................             155            -                              155
Additional Paid-in Capital....................          79,307            -                           79,307
Members' Equity...............................               -        4,367         (4,367)(B)             -
Unearned Compensation.........................          (1,226)           -                           (1,226)
Retained Earnings.............................           2,283          665           (665)(B)         2,283
                                                    ----------   ----------                      -----------
                                                        80,519        5,032                           80,519
                                                    ----------   ----------                      -----------
Total Liabilities & Stockholders' Equity            $  180,024   $   16,367                      $   218,226
                                                    ==========   ==========                      ===========

    The accompanying notes are an integral part of this financial statement.

                              WCA Waste Corporation
              Unaudited Pro Forma Consolidated Statement of Income
                      For The Year Ended December 31, 2004
                    (In thousands, except per share amounts)

                                                                           Pro
                                                WCA          MRR         Forma
                                             Historical   Historical   Adjustments         Total
                                             ----------   ----------   -----------       --------
Revenues................................     $   73,461   $    5,960   $     -           $ 79,421

Cost of Services........................         50,387        2,329       278 (C)         52,994

Depreciation and Amortization...........          8,828        1,038       359 (D)         10,225

General and Administrative Expenses.....          4,751          278      (278)(C)          4,751

Non-cash Compensation Charge............         11,532            -                       11,532
                                             ----------   ----------                     --------
Operating Income (Loss).................         (2,037)       2,315                          (81)

Interest Expense, Net...................         (5,071)        (484)   (1,339)(E)         (6,894)
Other...................................            268           77                          345
                                             ----------   ----------                     --------
Income (Loss) Before Income Tax.........         (6,840)       1,908                       (6,630)

Tax (Provision) Benefit.................          2,476            -       (76)(F)          2,400
                                             ----------   ----------                     --------
Net Income (Loss).......................     $   (4,364)  $    1,908                     $ (4,230)
                                             ==========   ==========                     ========

Basic Earnings Per Share................     $    (0.38)                                 $  (0.36)
Diluted Earnings Per Share..............          (0.38)                                    (0.36)

Weighted Average Shares
  Outstanding (Basic)...................         11,599                                    11,599
Weighted Average Shares
  Outstanding (Diluted).................         11,599                                    11,599

    The accompanying notes are an integral part of this financial statement.

                              WCA Waste Corporation
              Unaudited Pro Forma Consolidated Statement of Income
                    For The Three Months Ended March 31, 2005
                    (In thousands, except per share amounts)

                                                                             Pro
                                                WCA            MRR          Forma
                                            Historical     Historical    Adjustments     Total
                                            ----------     -----------   -----------    --------
Revenues................................    $   22,885     $     1,785   $     -        $ 24,670

Cost of Services........................        15,784             706                    16,490

Depreciation and Amortization...........         2,838             276       158 (D)       3,272

General and Administrative Expenses.....         1,746               -                     1,746
                                            ----------     -----------                  --------
Operating Income (Loss).................         2,517             803                     3,162

Interest Expense, Net...................        (1,352)           (136)     (334)(E)      (1,822)
Other...................................             4              (2)                        2
                                            ----------     -----------                  --------
Income Before Income Tax................         1,169             665                     1,342

Tax Provision (Benefit).................           461                        68 (F)         529
                                            ----------     -----------                  --------
Net Income (Loss).......................    $      708     $       665                  $    813
                                            ==========     ===========                  ========

Basic Earnings Per Share................    $     0.05                                  $   0.05
Diluted Earnings Per Share..............          0.05                                      0.05

Weighted Average Shares
  Outstanding (Basic)...................        15,305                                    15,305
Weighted Average Shares
  Outstanding (Diluted).................        15,326                                    15,326

    The accompanying notes are an integral part of this financial statement.

                              WCA Waste Corporation

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.    BACKGROUND:

      On April 1, 2005, WCA consummated the acquisition of the membership interests of Material Reclamation, LLC and certain affiliates ("MRR"). Total consideration for the acquisition was approximately $40.0 million including $1.0 million for working capital and $0.3 in transaction costs. Initial payments and transaction costs totaling $1.8 million had been made as of March 31, 2005 and are included in the historical balance sheet of the Company as "Costs incurred on possible acquisitions". The purchase price was funded through the Company's then-existing $160.0 million credit facility. MRR owns two construction and demolition landfills, two transfer stations and two material recovery facilities in North Carolina. One landfill began operating in October 2003 and the other began operating in February 2004.

2.    BASIS OF PRESENTATION:

      The accompanying unaudited pro forma balance sheet has been prepared assuming that the acquisition and the related financing transactions occurred as of March 31, 2005. The accompanying unaudited pro forma statements of income for the year ended December 31, 2004 and the three-month period ended March 31, 2005, has been prepared assuming that such transactions were consummated as of January 1, 2004 and 2005, respectively.

3.    PRO FORMA ADJUSTMENTS AND MANAGEMENT ASSUMPTIONS:

      The unaudited pro forma financial statements reflect the following pro forma adjustments related to the acquisition and the related financing transactions:

      (A) Receipt of aggregate proceeds of $40.0 million from our credit facility including $1.8 million previously financed through the Company's credit facility prior to March 31, 2005.

      (B) Acquisition of MRR for total consideration of approximately $39.7 million plus $0.3 million in transaction costs. All of MRR's outstanding debt was repaid by the seller with purchase price proceeds. Based on preliminary determinations of the fair values of assets acquired, the preliminary purchase price allocation is as follows:

Purchase Price:
 Cash                                    $   38.7
 Working Capital Adjustment                   1.0
 Transaction Costs                            0.3
                                         --------
                                             40.0

Purchase Price Allocation:

Step-up in Fair Value of Assets:
   Property and Equipment
     (Primarily Landfills)                   39.0
   Accounts Receivable                        1.0
                                         --------
Net asset                                $   40.0
                                         ========

      (C) Entry to classify field general and administrative expenses to cost of services to conform with Company presentation.

      (D) Increase in depreciation and amortization due to depreciation on step up in basis of assets over remaining useful lives and accretion of landfill value over portion used in period in accordance with Company policy.

      (E) Increase in interest expense, net, due to the increased indebtedness of $40.0 million from the credit facility.

      (F) To provide for taxes on MRR historical results and for the effects of MRR pro forma adjustments herein, utilizing the Company's effective tax rate for each period.

                                                                        ANNEX II

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

February 18, 2005*

To the Members of
MATERIAL RECOVERY, LLC AND AFFILIATES

      We have audited the accompanying combined balance sheet of Material Recovery, LLC and Affiliates as of December 31, 2004, and the related combined statements of operations and members' equity, and cash flows for the year then ended. These financial statements are the responsibility of Material Recovery, LLC and Affiliates' management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Material Recovery, LLC and Affiliates as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MELTON & MELTON, LLP

*Except for Notes 3 and 11, as to which the date is April 1, 2005.

                      MATERIAL RECOVERY, LLC AND AFFILIATES
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 2004

                                   ASSETS

CURRENT ASSETS:
        Cash                                                       $   117,001
        Accounts receivable - trade, less allowance
          for doubtful accounts of $28,458                             905,589
        Accounts receivable - other                                     75,980
        Prepaid expenses                                                34,188
                                                                   -----------
                    Total current assets                             1,132,758

PROPERTY, PLANT, AND EQUIPMENT, net                                 15,431,575

DEFERRED FINANCING COSTS                                                20,503
                                                                   -----------

                                                                   $16,584,836
                                                                   ===========

                       LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
        Current maturities of long-term debt                       $ 9,913,356
        Accounts payable - trade                                       139,553
        Accrued liabilities                                             54,065
                                                                   -----------
                      Total current liabilities                     10,106,974

LONG-TERM DEBT, net of current maturities                            1,850,856

ACCRUED CLOSURE AND POST-CLOSURE OBLIGATION                             14,286
                                                                   -----------
                      Total liabilities                             11,972,116

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY                                                      4,612,720
                                                                   -----------

                                                                   $16,584,836
                                                                   ===========

                  (See Notes to Combined Financial Statements)

                      MATERIAL RECOVERY, LLC AND AFFILIATES
              COMBINED STATEMENT OF OPERATIONS AND MEMBERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2004

SERVICE REVENUES                                                                  $  5,959,931

OPERATING COSTS AND EXPENSES:
        Operations                                                 $ 3,366,883
        General and administrative                                     278,187       3,645,070
                                                                   -----------    ------------

               Income from operations                                                2,314,861

OTHER INCOME (EXPENSE):
        Interest expense                                              (483,592)
        Other                                                           76,519        (407,073)
                                                                   -----------    ------------

               Net income                                                            1,907,788

MEMBERS' EQUITY, DECEMBER 31, 2003                                                   2,979,932
        Contributions                                                                1,052,000
        Distributions                                                               (1,327,000)
                                                                                  ------------

MEMBERS' EQUITY, DECEMBER 31, 2004                                                $  4,612,720
                                                                                  ============

                  (See Notes to Combined Financial Statements)

                      MATERIAL RECOVERY, LLC AND AFFILIATES
                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                             $1,907,788
                                                                             ----------
      Adjustments to reconcile net income to net
        cash provided by operating activities:
           Depreciation and amortization                                      1,038,471
           Provision for bad debts                                               24,076
           Cash provided by (used for) the change in:
           Accounts receivable - trade                                         (463,047)
                Accounts receivable - other                                     (14,348)
                Prepaid expenses                                                 (6,244)
                Other assets                                                      1,551
                Accounts payable - trade                                       (354,415)
                Accrued liabilities                                            (168,367)
                                                                             ----------
                     Total adjustments                                           57,677
                                                                             ----------
                     Net cash provided by operating activities                1,965,465
                                                                             ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of property, plant and equipment                             (1,168,913)
                                                                             ----------
                     Net cash used in investing activities                   (1,168,913)
                                                                             ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Borrowings under long-term debt                                         1,110,488
      Principal payments under long-term debt                                (1,659,438)
      Member contributions                                                    1,052,000
      Member distributions                                                   (1,327,000)
                                                                             ----------
                     Net cash used in financing activities                     (823,950)
                                                                             ----------

                     Net decrease in cash                                       (27,398)

CASH, December 31, 2003                                                         144,399
                                                                             ----------

CASH, December 31, 2004                                                      $  117,001
                                                                             ==========

SUPPLEMENTAL DISCLOSURES:

      Interest paid                                                          $  465,669
                                                                             ==========

                  (See Notes to Combined Financial Statements)

                      MATERIAL RECOVERY, LLC AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      COMBINED FINANCIAL STATEMENTS

            The combined financial statements of Material Recovery, LLC and Affiliates (the "Company") include the accounts of Material Recovery, LLC ("Recovery"); Material Reclamation, LLC ("Reclamation"); MRR High Point, LLC ("High Point"); and MRR Wake Transfer Station, LLC ("WTS"). The companies have been presented on a combined basis due to their related operations, common ownership, and common management control and are not those of a separate legal entity. All significant intercompany accounts and transactions have been eliminated in the combined financial statements.

      NATURE OF BUSINESS

            The Company's operations consist of acquisition and operation of landfills used for the deposit of construction and demolition ("C&D") waste and reclamation centers for the processing, recovery, and recycling of C&D waste.

      USE OF ESTIMATES

            The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the combined financial statements.

      TRADE ACCOUNTS RECEIVABLE

            Trade accounts receivable are reported net of an allowance for doubtful accounts in the combined balance sheet. The allowance for doubtful accounts is based on a review of outstanding receivables, historical collection information, and existing economic conditions. Receivables past due more than 60 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

      PROPERTY, PLANT, AND EQUIPMENT

            Property, plant, and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets. Useful lives are 30 years on land improvements, 3 to 7 years on equipment and 3 to 5 years on vehicles.

            Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon disposition, the asset and related accumulated depreciation or amortization accounts are relieved and any related gain or loss is reflected in operations.

                      MATERIAL RECOVERY, LLC AND AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be recoverable, in accordance with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

      LANDFILL COSTS

            At December 31, 2004, the Company owned and operated two C&D landfills.

            Landfill costs which are capitalized include expenditures for engineering and permitting costs, cell construction costs, and direct site improvement costs. Landfill costs are amortized ratably using the units-of-production method over the estimated useful life of the site as airspace of the landfill is consumed. Landfill amortization rates are determined periodically (not less than annually) based on aerial and ground surveys and other density measures and estimates made by third-party engineers.

            The Company also capitalizes costs related to permit expansions when management believes the permits are probable. The criteria used to determine if a permit expansion is probable include, but are not limited to, the following:

         -  The land is controlled by the Company;

         -  Management is committed to the expansion;

         - Personnel are actively working to obtain approvals for the expansion;

         -  Management believes the permit is likely to be received;

         - Financial analysis supports that the expansion has the prospect of a positive financial and operational impact; and

         - Management believes that the timeframe to complete the permitting is reasonable.

            The Company may be unsuccessful in obtaining expansion permits for airspace that has been considered probable. If the Company is unsuccessful in obtaining such permits, the previously capitalized costs will be charged to expense.

                      MATERIAL RECOVERY, LLC AND AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      REVENUE RECOGNITION

            The Company recognizes revenue from services provided at the time of performance of the service.

      INCOME TAXES

            Material Recovery, LLC and its affiliates are limited liability corporations whereby income taxes are the responsibility of the members of the corporations. Accordingly, no provision for income taxes has been reflected in the accompanying combined financial statements.

      DEFERRED FINANCING COSTS

            Deferred financing costs are amortized using the straight-line method, which approximates the effective interest method, over the term of the related borrowings. During the year ended December 31, 2004, the Company's amortization expense was $6,353.

      ACCRUED CLOSURE AND POST-CLOSURE OBLIGATIONS

            The Company has material financial commitments for the costs associated with its future obligations for final closure, which is the closure of the landfill and the capping of the final uncapped areas of a landfill and post-closure maintenance of those facilities, which is generally expected to be for a period of up to five years after final site closure.

            The Company accounts for its accrued closure and post-closure obligations in accordance with Statement of Financial Accounting Standards No. 143 (SFAS No. 143), Accounting for Asset Retirement Obligations. During 2004, the Company changed its method of accounting for accrued closure and post-closure obligations under SFAS No. 143 from the method of recording the entire closure and post-closure obligations at the inception of the landfill to the method more widely used in the refuse industry of recognizing the closure and post-closure obligations as available airspace is consumed. The Company believes that the new method more accurately reflects periodic results of operations. The effect of the change was to increase net income for 2004 by approximately $71,000. The effect on previously reported earnings was insignificant. Generally, the requirements for recording closure and post-closure obligations are as follows:

         - Landfill closure and post-closure liabilities are calculated by estimating the total obligation in current dollars. Cost estimates equate the costs of third parties performing the work.

                      MATERIAL RECOVERY, LLC AND AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         - The total obligation is carried at the net present value of future cash expenditures, which is calculated by inflating the obligations based upon the expected date of the expenditure using an inflation rate of 2.5% and discounting the inflated total to its present value using an 8.5% discount rate. The 8.5% discount rate represents the Company's credit-adjusted risk-free rate. The resulting closure and post-closure obligation is recorded on the balance sheet as airspace is consumed.

         - Accretion expense is calculated by multiplying the discounted closure and post-closure obligation at the beginning of the year by the 8.5% credit-adjusted risk-free rate (discount rate). Accretion expense is a non-cash charge to operating costs and increases the related closure and post-closure obligation. This expense will generally be less during the early portion of the landfill's operating life and increase thereafter.

            The impact of changes determined to be changes in estimates, based on an annual update, is accounted for on a prospective basis. The Company's ultimate liability for such costs may increase in the future as a result of changes in estimates, legislation, or regulations.

NOTE 2 - PROPERTY, PLANT, AND EQUIPMENT

      Property, plant, and equipment consist of the following:

Land                                                    $   6,065,261
Land improvements                                           4,731,542
Buildings and improvements                                  1,898,657
Capitalized closure and post-closure costs                     14,286
Machinery and equipment                                     4,691,061
Transportation equipment                                       60,290
Office furniture and equipment                                 29,845
                                                        -------------
                                                           17,490,942
Allowance for depreciation (deduction)                     (2,059,367)
                                                        -------------

                                                        $  15,431,575
                                                        =============

NOTE 3 - LONG-TERM DEBT

      Long-term debt at December 31, 2004 consists of the following:

*Note payable to a financial institution, due in
 monthly principal payments of $29,145 plus interest
 at 30-day LIBOR plus 2.25%, maturing June 15, 2009,
 collateralized by land and improvements.               $3,351,638

                      MATERIAL RECOVERY, LLC AND AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2004

NOTE 3 - LONG-TERM DEBT (CONTINUED)

*Note payable to a financial institution, due in
 monthly principal payments of $20,833 plus interest
 at 30-day LIBOR plus 2.25%, maturing December 15,
 2007. The notes are collateralized by the related
 assets purchased.                                              $   750,000

Note payable to D.H. Griffin Holdings Co., due
 in monthly installments of principal of $9,595
 plus interest at 30-day LIBOR plus 2.25%, until
 May 31, 2006, when all remaining principal and
 accrued interest is due. The note is collateralized
 by the Company's reclamation facility with a
 carrying value of $1,569,891.                                    1,314,415

*Note payable, due in monthly principal payments
 of $20,000 plus interest at 30-day LIBOR plus 2.25%,
 until August 31, 2006, when all remaining principal
 and accrued interest is due. The note is collateralized
 by certain equipment with a carrying value of $656,860.            360,472

Notes (4) payable, in aggregate monthly installments
 of $28,054 including interest at stated rates from
 1.78% to 4.6%, maturing at various times through
 January 2008. The notes are collateralized by the
 related assets purchased.                                          961,418

*Note payable, due in monthly principal payments
 of $32,467 plus interest at 30-day LIBOR plus 2.25%,
 maturing June 15, 2009. Collateralized by land and
 improvements.                                                    3,733,651

*Note payable, due in monthly principal payments
 of $26,042 plus interest at 30-day LIBOR plus 2.25%,
 maturing December 15, 2007. The notes are collateralized
 by the related assets purchased.                                   823,306

Note payable, due in quarterly installments of
 principal and accrued interest at a stated rate of
 6.0%, with final payment due on August 6, 2005.                     32,812

*Note payable, due in monthly principal payments of
 $8,083 plus interest at 30-day LIBOR plus 2.25%,
 maturing June 15, 2009. Collateralized by land and
 improvements.                                                      436,500
                                                                -----------
                                                                 11,764,212
Less: Current maturities                                          9,913,356
                                                                -----------
                                                                $ 1,850,856
                                                                ===========

                      MATERIAL RECOVERY, LLC AND AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2004

NOTE 3 - LONG-TERM DEBT (CONTINUED)

*Certain debt agreements entered into during 2004 contain various restrictive covenants to be measured annually beginning with the fiscal year ending December 31, 2004. As of December 31, 2004, the Company was in violation of maintaining certain of these restrictive covenants.

      Under the terms of the agreements, the financial institution has the right to call the debt currently due because of these violations. Accordingly, the debt associated with these covenants has been classified as a current liability in the accompanying combined balance sheet. On April 1, 2005 such debt was paid off.

      Maturities of long-term debt as of December 31, 2004 are as follows:

2005                                  $    9,913,356
2006                                       1,519,386
2007                                         331,470
                                      --------------

                                      $   11,764,212
                                      ==============

NOTE 4 - ACCRUED CLOSURE AND POST-CLOSURE OBLIGATION

      In October of 2003, the Company placed into service forty-five acres of its landfill operated by Recovery. In February of 2004, the Company placed into service fifty one acres of its landfill operated by High Point. In accordance with SFAS No. 143, the Company recorded a liability and related asset of $4,656 and $9,630 for Recovery and High Point respectively, using the expected cash flow approach to measure the obligation.

      The following table shows the changes to the accrued closure and post-closure obligation during the year ended December 31, 2004:

Accrued closure and post-closure obligation
 as of December 31, 2003                            $   577,179
Change in accounting method (see note 1)               (572,523)
Additions                                                 9,630
                                                    -----------

Accrued closure and post-closure obligation
 as of December 31, 2004                            $    14,286
                                                    ===========

                      MATERIAL RECOVERY, LLC AND AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2004

NOTE 5 - OPERATING LEASE COMMITMENTS

      Reclamation has entered into an operating lease agreement with a related party for the use of land in Raleigh, North Carolina for the company's reclamation operation. The lease requires monthly lease payments of $2,100 per month through March 31, 2021. At the end of the lease period, Reclamation has the option to renew for two successive 10 year periods at an increase rental rate based on the increase in the Consumer Price Index. Rent expense on the above operating lease totaled $25,200 for the year ended December 31, 2004.

Approximate future minimum rental commitments under the above operating lease, exclusive of taxes and insurance, are summarized as follows:

            For the Year Ending December 31:

2005                                  $ 25,200
2006                                    25,200
2007                                    25,200
2008                                    25,200
2009                                    25,200
Thereafter                             283,500
                                      --------

                                      $409,500
                                      ========

NOTE 6 - RETIREMENT PLAN

      The Company has a defined contribution retirement plan for its employees over 21 years of age with 3 months of employment prior to the Company's quarter end. Participants may elect to contribute a portion of their annual compensation to the plan, after complying with certain limitations set by the Internal Revenue Code. Since inception, the Company has not made any contributions to the plan.

NOTE 7 - RELATED PARTY TRANSACTIONS

      The Company has entered into a loan agreement (See Note 3) with D.H. Griffin Holding Co., LLC, an affiliated company. Interest paid on the loan amounted to $54,520 for the year ended December 31, 2004.

      The Company leases real property from an affiliated company (See Note 5).

      During the year ended December 31, 2004, the Company had net sales to affiliated companies of approximately $666,000, with outstanding accounts receivable - trade balances totaling $136,464 at December 31, 2004.

                      MATERIAL RECOVERY, LLC AND AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2004

NOTE 8 - CONCENTRATIONS OF CREDIT RISK

      The Company provides services to customers primarily located in North Carolina.

      Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company has deposits with a commercial bank which at times may exceed the deposit insurance limit of the Federal Deposit Insurance Corporation. Management feels exposure of loss is minimal and any actual loss is unlikely.

      The Company controls its credit risk associated with trade receivables by maintaining credit policies which include credit evaluations and monitoring procedures. The Company does not have any collateral requirements related to trade receivables.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

      The Company will have material financial obligations relating to disposal site closure and long-term care obligations of landfill facilities. The Company provides accruals for future obligations (generally for a term of 40 years after final closure of the landfill) based on engineering estimates of consumption of permitted and deemed to be permitted landfill airspace over the useful life of the landfill (See Note 4). The Company's ultimate financial obligation for actual closing or post-closing costs might exceed the amount accrued. Such a circumstance could have a material adverse effect on the Company's financial condition or results of operations.

      Additionally, in the normal course of business and as a result of the extensive governmental regulation of the solid waste industry, the company may periodically become subject to various judicial and administrative proceedings involving federal, state, or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit of the Company. From time to time, the Company may also be subject to actions brought by citizens' groups or adjacent landowners or residents in connection with the permitting and licensing of landfills the Company operates, or alleges environmental damage or violations of the permits and licenses pursuant to which the Company operates. No assurance can be given with respect to the outcome of any such proceedings or the effect such outcomes may have on the Company. Although the Company is unable to estimate any possible losses, a significant judgment against the Company, the loss of significant permits or licenses, or the imposition of a significant fine could have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

      Moreover, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws, and alleged liabilities arising out of matters occurring during the normal operation of a waste management business. Management is not aware of any pending material legal proceedings to which the Company is a party or to which any of its property is subject. Additionally, the Company maintains insurance coverage to mitigate such potential losses.

                      MATERIAL RECOVERY, LLC AND AFFILIATES
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2004

NOTE 10 - ENVIRONMENTAL MATTERS

      The Company is subject to liability for environmental damages that its landfill operations may cause to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater, surface water, or drinking water. The Company may also be subject to liability for any off-site environmental contaminations caused by pollutants or hazardous substances whose transportation, treatment, or disposal was arranged by the Company. Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on the Company's financial condition, results of operations, or cash flows. As of December 31, 2004, the Company is not aware of any significant environmental liabilities.

NOTE 11 - MEMBERSHIP INTEREST PURCHASE AGREEMENT

      The members of Material Recovery and Affiliates have entered into a membership interest purchase agreement with WCA of North Carolina, L.P., a Delaware limited partnership. This agreement is effective January 14, 2005 wherein members of Material Recovery, LLC and Affiliates have agreed to sell their interest in the companies for $38,500,000. A portion of the purchase price will be paid to certain creditors of the companies to discharge applicable long-term debt. The purchase transaction was completed on April 1, 2005.

                                                                       ANNEX III

                      MATERIAL RECOVERY, LLC AND AFFILIATES
                      Unaudited Consolidated Balance Sheet
                              As of March 31, 2005
                                 (In thousands)

                  ASSETS

Cash............................................      $      233
Accounts Receivable, Net........................             979
                                                      ----------
Total Current Assets............................           1,212

Property and Equipment, Net.....................          15,136
Deferred Financing Costs, Net...................              19
                                                      ----------
Total Assets....................................      $   16,367
                                                      ==========

         LIABILITIES AND MEMBERS' EQUITY
Accounts Payable................................      $       30
Accrued Liabilities.............................              33
Current Portion of Long-term Debt...............           2,077
                                                      ----------
Total Current Liabilities.......................           2,140

Long-term Debt, Less Current Maturities
  and Discount..................................           9,187
Accrued Closure and Post-closure Liabilities....               8
                                                      ----------
Total Liabilities...............................          11,335

Members' Equity.................................           4,367
Retained Earnings...............................             665
                                                      ----------
                                                           5,032

                                                      ----------
Total Liabilities and Members' Equity...........      $   16,367
                                                      ==========

                      MATERIAL RECOVERY, LLC AND AFFILIATES
                   Unaudited Consolidated Statements of Income
               For The Three Months Ended March 31, 2005 and 2004
                                 (In thousands)

                                             Three Months Ended March 31,
                                               2005             2004
                                             ---------     --------------
Revenues................................     $   1,785     $        1,019

Cost of Services........................           706                546

Depreciation and Amortization...........           276                234

                                             ---------     --------------
Operating Income........................           803                239

Interest Expense, Net...................          (136)              (105)
Other...................................            (2)                 1
                                             ---------     --------------
Net Income..............................           665                135
                                             =========     ==============

                      MATERIAL RECOVERY, LLC AND AFFILIATES
            Unaudited Condensed Consolidated Statements of Cash Flows
               For The Three Months Ended March 31, 2005 and 2004
                                 (In thousands)

                                                  Three Months Ended March 31,
                                                    2005             2004
                                                  ---------     --------------
Cash Flows from Operating Activities.........     $     882     $         (525)

Cash Flows from Investing Activities.........           (20)              (474)

Cash Flows from Financing Activities.........          (746)             1,068
                                                  ---------     --------------
Net Increase in Cash and Cash
  Equivalents................................           116                 69

Cash and Cash Equivalents at Beginning
  of Period..................................           117                144
                                                  ---------     --------------
Cash and Cash Equivalents at End of
  Period.....................................     $     233     $          213
                                                  =========     ==============

                                  EXHIBIT INDEX

Exhibit No.                             Description
-----------     ------------------------------------------------------------
2.1 * + **      Membership Interest Purchase Agreement, dated effective
                January 14, 2005, between WCA of North Carolina, L.P., MRR
                Southern, LLC, Material Recovery, LLC, Material Reclamation,
                LLC, MRR of High Point, LLC, MRR Wake Transfer Station, LLC,
                WCA Waste Corporation, F. Norbert Hector, Jr., D.H. Griffin,
                Paul M. Givens, Edward I. Weisiger, Jr. and David Griffin,
                Jr. (incorporated by reference to Exhibit 2.4 to WCA's
                Annual Report on Form 10-K (File No. 000-50808) filed with the SEC on March 24, 2005).

2.2 **          First Amendment to Membership Interest Purchase Agreement, dated
                March 30, 2005, between WCA of North Carolina, L.P., MRR
                Southern, LLC, WCA Waste Corporation and WCA of Wake County,
                L.P. (incorporated by reference to Exhibit 2.2 to WCA's
                Quarterly Report on Form 10-Q (File No. 000-50808) filed with the SEC on May 13, 2005).

99.1 **         WCA Waste Corporation Press Release, dated April 1, 2005
                (incorporated by reference to Exhibit 99.1 to WCA's Current
                Report on Form 8-K (File No. 000-50808) filed with the SEC on
                April 6, 2005).

* Confidential treatment has been requested with respect to certain information contained in this agreement.

+ Pursuant to Item 601(b)(2) of Regulation S-K, WCA agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

**    Previously filed.